                                                                     EXHIBIT 3.5

                            CERTIFICATE OF FORMATION
                                       OF
                                ASTORIA POWER LLC

         The undersigned, being a natural person 18 years of age or older and for the purpose of forming a limited liability company for general business purposes under the Delaware Limited Liability Act, hereby adopts the following Certificate of Formation:

         1. Name: The name of the limited liability company is Astoria Power LLC

         2. Registered Office: The address of the registered office of the limited liability company is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. Organizer: The name and address of the sole organizer of the limited liability company is Michael J. Young, NRG Energy, Inc., 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403-2445.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Astoria Power LLC this 10th day of March 1999.

                                                     /s/ MICHAEL J. YOUNG
                                                     --------------------
                                                     Michael J. Young
                                                     Authorized Person

                            CERTIFICATE OF AMENDMENT

                                       OF

                                ASTORIA POWER LLC

--------------------------------------------------------------------------------

         1. Name: The name of the limited liability company is Astoria Power LLC

         2. The Certificate of Formation of the limited liability company is hereby amended as follows: Astoria Gas Turbine Power LLC

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Astoria Power LLC this 23rd day of April, 1999.

                                                     /s/ KARIN WENTZ
                                                     ---------------
                                                     Karin Wentz
                                                     Authorized Person